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                                                                    Exhibit 31.3
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I, John E. Parker, certify that:

         1. I have reviewed this Amendment No. 1 on Form 10-K/A of A.C. Moore Arts & Crafts, Inc.;

         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.


Date: April 26, 2006

                                       By:  /s/ John E. Parker
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                                            John E. Parker
                                            Chief Executive Officer
                                            (principal executive officer)